Exhibit 99.1

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

FINANCIAL STATEMENTS

MARCH 31, 2018 AND 2017

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

TABLE OF CONTENTS

PAGE
Independent auditor’s report	1

Financial statements:

Balance sheets	2

Statements of operations	3

Statements of changes in stockholder’s equity	4

Statements of cash flows	5

Notes to financial statements	6 - 17

Advisory Assurance Tax Private Client

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of

Allure Global Solutions, Inc.

We have audited the accompanying financial statements of Allure Global Solutions, Inc., a wholly owned subsidiary of Christie Digital Services, Inc. which comprise the balance sheets as of March 31, 2018 and 2017, the related statements of operations, changes in stockholder’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allure Global Solutions, Inc. as of March 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Atlanta, Georgia

September 17, 2018

Aprio, LLP Five Concourse Parkway, Suite 1000, Atlanta, Georgia 30328 404.892.9651                  Aprio.com

Independently Owned and Operated Member of Morison KSi

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

BALANCE SHEETS

MARCH 31,

	2018	2017
ASSETS
Current assets
Cash and equivalents	$42,674	$387,165
Accounts receivable - net	2,715,079	2,138,509
Due from affiliate	1,082,515	143,221
Inventories - net	351,937	296,037
Income taxes receivable	-	50,693
Prepaid expenses	69,116	54,370
Total current assets	4,261,321	3,069,995
Property and equipment - net	116,586	161,510

Other assets
Capitalized software development costs, net of accumulated amortization of $1,103,891 and $992,074, respectively	1,848,506	1,273,541
Deferred income taxes, net	1,110,639	957,047
Goodwill and other intangible assets	8,952,652	10,372,652
Security deposits	7,308	7,308
	11,919,105	12,610,548
	$16,297,012	$15,842,053

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities
Due to affiliate	$3,300,000	$-
Accounts payable and accrued expenses	3,105,352	1,536,211
Deferred revenue	1,765,323	2,015,800
Total current liabilities	8,170,675	3,552,011

Long-term liabilities
Deferred income taxes	2,236,717	3,707,359

Commitments and Contingencies

Stockholder’s equity
Common stock	-	-
Additional paid-in capital	18,204,930	18,204,930
Accumulated deficit	(12,315,311)	(9,622,247)
	5,889,620	8,582,683
	$16,297,012	$15,842,053

See auditors’ report and accompanying notes

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MARCH 31,

	2018	2017
Net revenues	$9,449,435	$11,047,034

Costs and expenses:
Direct costs of sales	7,377,550	5,192,782
Operating expenses	5,743,667	6,507,932
Depreciation and amortization	1,487,920	2,421,122
	14,609,137	14,121,836
Operating loss	(5,159,702)	(3,074,802)

Other income (expense)

Interest income	55	199

Interest expense	(41,270)	(719)

Total other income (expense)	(41,215)	(520)

Impairment of goodwill	-	(6,162,880)

Loss before income taxes	(5,200,917)	(9,238,202)

Income tax benefit	2,507,854	1,294,431

Net loss	$(2,693,063)	$(7,943,771)

See auditors’ report and accompanying notes

ALLURE GLOBAL SOLUTIONS, INC.
A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE YEARS ENDED MARCH 31,

	Shares	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity
Balance at April 1, 2016	1	$-	$18,204,930	$(1,678,476)	$16,526,454
Net loss	-	-	-	(7,943,771)	(7,943,771)
Balance at March 31, 2017	1	-	18,204,930	(9,622,247)	8,582,683
Net loss	-	-	-	(2,693,063)	(2,693,063)
Balance at March 31, 2018	1	$-	$18,204,930	$(12,315,310)	$5,889,620

See auditors’ report and accompanying notes

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2018 AND 2017

	2018	2017
Cash flows from operating activities
Net loss	$(2,693,063)	$(7,943,771)
Adjustments to reconcile net loss to net cash provided / used by operating activities:
Depreciation and amortization	1,646,134	2,647,337
Impairment of goodwill	-	6,162,880
Change in reserve for slow-moving and obsolete inventory	23,944	(73,252)
Change in allowance for doubtful accounts	342,000	(99,000)
Deferred income taxes	(1,624,234)	(1,300,685)
Change in operating assets and liabilities:
Accounts receivable	(918,570)	(123,671)
Due from affiliate	(939,294)	6,255
Inventories	(79,844)	165,302
Income taxes receivable	50,693	339,552
Prepaid expenses	(14,745)	39,008
Accounts payable and accrued expenses	1,569,140	636,427
Deferred revenue	(250,477)	(167,447)

Net cash (used) provided by operating activities	(2,888,316)	288,935

Cash flows from investing activities
Capitalization of software development costs	(733,179)	(439,676)
Purchases of property and equipment	(22,996)	-
Net cash used by investing activities	(756,175)	(439,676)

Cash flows from financing activities Proceeds from due to affiliate	3,300,000	-
Decrease in cash and cash equivalents	(344,491)	(150,741)
Cash and cash equivalents, beginning of year	387,165	537,906
Cash and cash equivalents, end of year	$42,674	$387,165

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the years for:
Interest	$-	$719
Income taxes	-	-

See auditors’ report and accompanying notes

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2018 AND 2017

Note A

Summary of Significant Accounting Policies

Nature of Operations:

Allure Global Solutions, Inc., (the “Company”) is a global leader in helping companies connect and engage consumers by activating brands, environments, and experiences digitally. Allure’s visual communication and retail transaction solutions connect businesses, brands, and products with their consumers at points of influence and purchase, in a variety of environments. Leveraging dynamic digital signage integrations to drive new revenue streams and create differentiated brand experiences, the company’s suite of intelligent solutions integrate advanced analytics, exceptional creative, software, and hardware with business applications to deliver engaging data-driven experiences, activate brands, and achieve desired business outcomes. The Company’s software currently manages approximately 3,000 installations and 18,500 devices in 13 countries around the world. The Company provides product and service offerings specifically tailored for restaurants and bars, theatres, theme parks, convenience stores, stadiums and arenas, as well as other high traffic retail spaces. The Company’s vision is provide end-to-end planning, management, and support for innovative consumer engagement solutions such as digital menu boards, merchandisers, video walls and more. The Company is a wholly-owned subsidiary of Christie Digital Systems, Inc.

Basis of Presentation:

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP).

Estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk:

The Company grants credit to its customers during the normal course of business. The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers.

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2018 AND 2017

Note A

Summary of Significant Accounting Policies (Continued)

The Company maintains cash balances in financial institutions, which may at times exceed the amount insured by the Federal Deposit Insurance Corporation. Management continually monitors the soundness of these institutions and does not believe the Company is exposed to any significant credit risk related to cash and equivalents.

Cash and Cash Equivalents:

The Company considers cash on hand and deposits in banks as cash and equivalents for purposes of the statement of cash flows.

Accounts Receivable - Net:

Accounts receivable are generally due under normal trade terms requiring payment within 30 days from the invoice date. Unpaid accounts receivable do not bear interest and accounts receivable are stated at the amount billed to the customer. Customer account balances with invoices over 90 days old are considered delinquent.

Bad debts are provided using the allowance for doubtful accounts method based on historical experience and management’s evaluation of outstanding accounts receivable at the end of the year. The allowance for doubtful accounts totaled approximately $536,000 and $194,000 as of March 31, 2018 and 2017.

Revenue Recognition:

The Company requires that four basic criteria be met before revenue can be recognized for all transactions: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) product delivery has occurred.

The Company earns revenue from the sale of equipment, installation of equipment, consulting services related to the development of content, software licenses, and support and maintenance of software including technical customer support and bug fixes.

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2018 AND 2017

Note A

Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Most of the Company’s contracts are multiple element arrangements. For such arrangements, each element should be accounted for separately over its respective service period, provided that there is vendor-specific objective evidence (VSOE) of fair value for the separate elements. The Company has established VSOE on the sale of equipment, the consulting services related to content development and the installation of the equipment. The Company recognizes revenue on the sale and installation of equipment when the installation is complete, and recognizes revenue on the content creation when the content is turned over to the customer. Within the licensing of software, revenue is primarily from (a) perpetual software licenses installed at customer premises which is controlled by a cloud-based software and (b) cloud based services license, which allows customers to upload new content to the on- premise installed solution and provides real time analytical data that the customer can leverage to optimize profitability. The perpetual software license is recognized over the estimated life of the customer. Cloud services are billed as a time-based license and the Company recognizes revenue from the cloud services over the contractual license period. The Company recognizes support and maintenance on a straight line basis over the contractual service period. Revenue is reported net of sales tax.

Deferred revenue consists of amounts billed to, or payments received from customers for software licenses, equipment, services and maintenance that have not met the criteria for revenue recognition.

Inventories:

Inventories consist principally of purchased materials and are recorded at the lower of cost or net realizable value. Inventory is valued using average costing method. The Company assesses slow- moving inventory based on management’s analysis of inventory levels and future marketability. As of March 31, 2018 and 2017, the allowance for slow-moving and obsolete inventory totaled $150,830 and $126,886.

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2018 AND 2017

Note A

Summary of Significant Accounting Policies (Continued)

Property and Equipment:

Property and equipment are recorded at cost. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation or amortization is removed from the accounts, and any resulting gain or loss is reflected in the statement of income. Depreciation and amortization are computed using the straight-line method over their estimated useful lives as follows:

Autos	5 years
Office furniture	5 - 7 years
Computer hardware	5 years
Leasehold improvements	3 years
Computer software	3 years

Impairment of Long-Lived Assets:

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to their fair value, which is normally determined through analysis of the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. During the years ended March 31, 2018 and 2017, no impairment charges related to long-lived assets were recorded by the Company.

Intangible Assets:

Intangible assets consist of backlog, customer relationships, technology and trademarks and tradenames. Amortization is computed using the straight-line method. Backlog is amortized over 1 year. Customer relationships are amortized over 10 years. Technology is amortized over 7 years. Trademarks and tradenames are amortized over 10 years.

Capitalized Software Development Costs:

Software development costs are expensed as incurred until technological feasibility of the product is established. Development costs incurred subsequent to establishing technological feasibility are capitalized and are amortized on a straight-line basis over the estimated economic life of the product. Capitalization of computer software costs ceases and amortization begins when the product is available for general release to customers.

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2018 AND 2017

Note A

Summary of Significant Accounting Policies (Continued)

Goodwill:

Goodwill is accounted for in accordance with FASB ASC 350, “Intangibles—Goodwill and Other” (“FASB ASC 350”), which requires goodwill and certain intangible assets be reviewed for impairment annually. Under FASB ASC 350, goodwill impairment occurs if the net book value of a reporting unit exceeds its estimated fair value. Based on an independent valuation, the recorded book value of goodwill exceeded the reporting unit’s fair value, and an impairment loss of $0 and $6,162,880 was recognized for the years ended March 31, 2018 and 2017, respectively.

Advertising and Marketing Costs:

Advertising and marketing costs are expensed when incurred and are included as a part of operating expenses in the accompanying statement of operations. These costs totaled $944,135 and $757,639 for the years ended March 31, 2018 and 2017, respectively.

Income Taxes:

The Company recognizes deferred income taxes to reflect the tax consequences of temporary differences between the assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. A valuation allowance is provided, if necessary, to reduce deferred tax assets to a level, which more likely than not, will be realized.

On December 22, 2017, the U.S. enacted new tax reform legislation which reduced the corporate tax rate to 21% effective for tax years beginning January 1, 2018. Under ASC 740, the effects of new tax legislation are recognized in the period which includes the enactment date. As a result, the deferred tax assets and liabilities existing on the enactment date must be revalued to reflect the rate at which these deferred balances will reverse. Due to this rate reduction, the net deferred tax liability was reduced which resulted in a corresponding income tax benefit.

Research and Development:

Expenditures related to the development of new products and processes are expensed as incurred. Research and development expenses were $550,828 and $1,021,401 for the years ended March 31, 2018 and 2017, respectively.

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2018 AND 2017

Note B

Accounts Receivable - Net

Accounts receivable consisted of the following at March 31,:

	2018	2017
Trade accounts receivable	$3,250,225	$2,332,509
Employee advances	854	-
Less allowance for doubtful accounts	(536,000)	(194,000)
	$2,715,079	$2,138,509

Note C

Property and Equipment - Net

Property and equipment- net consisted of the following at March 31,:

	2018	2017
Automobiles	$134,028	$134,028
Computer hardware	525,576	502,580
Computer software	104,462	104,462
Office furniture	148,401	148,401
Leasehold improvements	10,148	10,148
	922,615	899,619
Less accumulated depreciation and amortization	(806,029)	(738,109)
	$116,586	$161,510

Depreciation expense on property and equipment was $67,920 and $84,455 for the years ended March 31, 2018 and 2017, respectively, and is included in depreciation and amortization in the accompanying statement of income.

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2018 AND 2017

Note D

Capitalized Software Development Costs

In 2011, the Company initiated a project to create a new point-of-sale product to replace the existing technology. The Company established technological feasibility in October 2011, and subsequently capitalized $232,848 related to development costs. In accordance with the Christie acquisition in 2015 (Note E), the Company recorded the project at fair market value of $109,494. The project was ready for general release to customers in March 2012, at which point capitalization of development costs ceased, and amortization of the capitalized software development costs began. Amortization expense related to this project was $33,264 for each of the years ended March 31, 2018 and 2017. During the year ended March 31, 2018, the Company determined that the product would no longer be sold and wrote-off the remaining unamortized balance of $30,492. These expenses are included in direct costs of sales in the accompanying statement of operations.

In 2014, the Company initiated a project to provide major enhancements to its primary digital signage content management software solution. The Company established technological feasibility in October 2014, and subsequently capitalized $182,204 related to development costs. In accordance with the Christie acquisition in 2015 (Note E), the Company recorded the project at fair market value of $180,685. The project was ready for general release to customers in October 2015, at which point capitalization of development costs ceased, and amortization of the capitalized software development costs began. Amortization expense related to this project was $36,441 for each of the years ended March 31, 2018 and 2017, and is included in direct costs of sales in the accompanying statement of operations.

In 2015, the Company initiated a project to re-write its content management software solution to, among other things, allow content to be driven by a rules engine. The Company established technological feasibility in January 2015, and subsequently capitalized $605,570 related to development costs. In accordance with the Christie acquisition in 2015 (Note E), the Company recorded the project at fair market value of $605,570. The project was ready for general release to customers in January 2016, at which point capitalization of development costs ceased, and amortization of the capitalized software development costs began. Amortization expense related to this project was $121,114 for each of the years ended March 31, 2018 and 2017, and is included in direct costs of sales in the accompanying statement of operations.

In 2016, the Company initiated a project to provide major enhancements, including operating system agnosticism and improved self-service functionality to its primary content management software solution. The Company established technological feasibility in January 2016, and capitalized $1,421,304 related to development costs through March 31, 2018, including $796,276 and $439,677 in the years ended March 31, 2018 and 2017, respectively. As of March 31, 2018 and 2017, the project was not ready for general release to customers. Accordingly, no amortization expense related to this project was recorded for the years ended March 31, 2018 and 2017.

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2018 AND 2017

Note E

Goodwill and Intangible Assets

On November 5, 2015, the Company was acquired by Christie Digital Systems, Inc. for total purchase consideration of $18,205,000. The purchase consideration for the acquisition was allocated to the tangible and intangible assets acquired and liabilities assumed based on their fair values. The resulting intangible assets consist of goodwill, backlog, customer relationships, technology, trademarks and trade names.

Goodwill of $7,207,755 has been assessed annually for impairment. Impairment charges for the years ended March 31, 2018 and 2017, were $0 and $6,162,881, respectively.

The intangible assets, other than goodwill, which total $12,800,000 are being amortized over periods ranging from one to ten years. Accumulated amortization and impairment charges of these intangible assets at March 31, 2018 and 2017, was $4,892,222 and $3,472,222, respectively.

Amortization expense for the years ended March 31, 2018 and 2017, was $1,420,000 and $2,336,667, respectively, and is included in depreciation and amortization in the accompanying statement of operations.

Intangible assets at March 31, 2018 and 2017, were as follows:

	Backlog	Customer Relationships	Technology	Trademarks and Tradenames	Goodwill	Total

April 1, 2016	$916,667	$4,305,556	$5,288,889	$1,153,333	$7,207,755	$18,872,200
Impairment	-	-	-	-	(6,162,881)	(6,162,881)
Amortization	(916,667)	(500,000)	(800,000)	(120,000)	-	(2,336,667)
March 31, 2017	-	3,805,556	4,488,889	1,033,333	1,044,874	10,372,652
Impairment	-	-	-	-	-	-
Amortization	-	(500,000)	(800,000)	(120,000)	-	(1,420,000)
March 31, 2018	$-	$3,305,556	$3,688,889	$913,333	$1,044,874	$8,952,652

Estimated future amortization expense is as follows:

Year Ending March 31	Amount
2019	$1,420,000
2020	1,420,000
2021	1,420,000
2022	1,420,000
2023	1,108,889
Thereafter	1,118,889
$7,907,778

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2018 AND 2017

Note F

Due to Affiliate

The Company has a revolving loan agreement with it’s parent company that provides for a maximum borrowing amount of $4,000,000, and that bears interest at a rate per annum equal to the rate announced by Bank of Tokyo-Mitsubishi UFJ, Ltd. as its prime rate, plus 50 basis points. The initial term for this facility was March 31, 2017, and the term automatically extends until the next anniversary date unless the lender gives written notice of it’s intention not to renew. All principal, interest, and other amounts payable under this agreement are payable on demand by lender. As of March 31, 2018 and 2017, the outstanding balance was $3,300,000 and $0, respectively. As of March 31, 2018 and 2017, outstanding accrued interest payable was $41,270 and $0, respectively.

Note G

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following at March 31,:

	2018	2017
Accounts payable	$896,244	$464,558
Accrued expenses:
Bonuses	1,569,896	897,083
Commissions	73,707	11,621
Deferred rent	71,361	86,581
Due to parent company	100,638	16,283
Interest	41,270	-
Miscellaneous	340,140	37,094
Professional fees	4,294	19,294
Sales taxes	7,801	3,697
	$3,105,351	$1,536,211

Note H

Deferred Revenue

Deferred revenue consisted of the following at March 31,:

	2018	2017
Customer deposits	$780,733	$273,298
Deferred revenue - maintenance and support	984,590	1,742,502
	$1,765,323	$2,015,800

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2018 AND 2017

Note I

Commitments and Contingencies

Lease Obligations

The Company leases office and warehouse space under multiple operating leases. Total rental expense was $288,783 and $269,075 for the years ended March 31, 2018 and 2017, respectively, and is included in operating expenses in the accompanying statement of operations.

The following is a schedule of future minimum lease payments under operating leases:

Year Ending March 31
2019	$169,965
2020	259,431
2021	133,286
$562,682

Litigation

The Company has legal proceedings arising from the normal course of business. The Company believes that the ultimate outcome of the proceedings will not have a material adverse impact on the Company’s financial position, results of operations, or cash flows.

Note J

Income Taxes

	2018	2017
Current:
Federal	$(904,989)	$68,497
State	21,369	4,500

Total	(883,620)	72,997

Deferred:
Federal	(1,576,486)	(1,155,357)
State	(47,748)	(212,071)

Total	(1,624,234)	(1,367,428)

Income tax benefit	$(2,507,854)	$(1,294,431)

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2018 AND 2017

Note J

Income Taxes (Continued)

For the year ended March 31, 2018 and 2017, the Company’s effective income tax rate varied from the statutory federal income rate principally due to research and development credits and certain expenses permanently non-deductible for tax purposes.

The approximate tax effects of cumulative temporary differences that give rise to deferred income tax assets (liabilities) at March 31, 2018 and 2017, are as follows:

	2018	2017
Allowance for doubtful accounts	$134,333	$70,068
Allowance for slow-moving and obsolete inventory	37,801	45,828
Property and equipment	(63,817)	(189,566)
Net operating loss	93,760	6,691
Accrued compensation	407,500	324,002
Accrued expenses	17,884	31,271
Intangible assets	(1,939,617)	(3,284,510)
Research and development tax credits	401,940	431,067
Other	17,421	48,120
Valuation allowance	(233,283)	(233,283)
Net deferred tax liability	$(1,126,078)	$(2,750,312)

At March 31, 2018 and 2017, the Company had research and development tax credits of $401,940 and $431,067 that expire in years beginning in 2019. As of March 31, 2018 and 2017, the Company recorded a $233,283 valuation allowance, respectively, due to the likelihood that the Company would not generate sufficient taxable income in the State of Georgia to fully utilize the unused tax credits.

Note K

Common Stock

The Company has 1,000,000 shares of $.001 par value common stock authorized, with one share issued and outstanding as of March 31, 2018 and 2017. The Company had 50,000,000 shares of $.001 par value preferred stock authorized, with no shares issued or outstanding as of March 31, 2017.

ALLURE GLOBAL SOLUTIONS, INC.

A WHOLLY OWNED SUBSIDIARY OF CHRISTIE DIGITAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2018 AND 2017

Note L

Related Party Transactions

The Company’s parent company provides information technology, engineering and project management, and other services to the Company from time-to-time. The Company has entered into a revolving loan agreement with its parent company (See note F).

Note M

Major Customers and Suppliers

For the year ended March 31, 2018, revenues from customers representing greater than 10% of total revenues included two customers with revenues aggregating approximately $5,187,000, or 55% of net revenues. Accounts receivable outstanding for the two customers totaled approximately $1,911,216, or 73% of net accounts receivable as of March 31, 2018.

For the year ended March 31, 2017, revenues from customers representing greater than 10% of total revenues included three customers with revenues aggregating approximately $6,719,000, or 62% of net revenues. Accounts receivable outstanding for the four customers totaled approximately $1,751,441, or 82% of net accounts receivable as of March 31, 2017.

For the year ended March 31, 2018, purchases from suppliers representing greater than 10% of total purchases included one supplier with purchases aggregating approximately $1,777,000, or 28% of total purchases. Accounts payable due to these suppliers totaled approximately $122,600, or 28% of accounts payable as of March 31, 2018.

For the year ended March 31, 2017, purchases from suppliers representing greater than 10% of total purchases included three suppliers with purchases aggregating approximately $1,222,000, or 40% of total purchases. Accounts payable due to these suppliers totaled approximately $55,900, or 24% of accounts payable as of March 31, 2017.

Note N

Subsequent Events

On May 30, 2018, the Company entered into a non-binding letter of intent to sell the outstanding stock of the Company. The transaction is contingent on various terms and conditions and is expected to close during the third quarter of calendar year 2018.

Subsequent events have been evaluated through September 17, 2018, the date which the financial statements were available to be issued.